UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2022

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	333-240050	84-3723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10	Boston	Massachusetts	02210
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a), (b) Charles Moran has resigned from the Board of Directors of Duck Creek Technologies, Inc. (“Duck Creek”) effective January 19, 2022.  Half of Duck Creek’s remaining eight directors are independent, and Duck Creek’s Nominating and Corporate Governance Committee and Compensation Committee are now compliant with the Nasdaq Global Select Market (“Nasdaq”) continued listing requirements.  Duck Creek’s Audit Committee remains fully compliant.

On January 19, 2022, Duck Creek informed Nasdaq that it is not in compliance with Nasdaq Rule 5605 which requires a majority of Duck Creek’s Board of Directors to be comprised of independent directors, and all members of Board committees to be independent.  On January 20, 2022, Duck Creek received a letter from Nasdaq confirming that, pursuant to the cure period provided under Nasdaq Rule 5605(b)(1)(A), Duck Creek has until July 18, 2022 to return to a majority independent Board. Duck Creek has undertaken a search to identify a new independent director and expects to be fully compliant with the Nasdaq continued listing requirements before the expiration of such cure period.

Item 5.02.	Departure of Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(b) The information regarding Mr. Moran’s resignation from Duck Creek’s Board of Directors set forth in Item 3.01 above is incorporated herein by reference.  Mr. Moran’s resignation is not the result of any disagreement with Duck Creek, and Duck Creek plans on engaging Mr. Moran for periodic consulting services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

	By:	/s/ Vincent Chippari
		Name:	Vincent Chippari
		Title:	Chief Financial Officer

Date: January 20, 2022